Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statements (Form S-8 Nos. 333-136903, 333-148927, 333-156981, 333-164515, 333-171874, 333-179218 and 333-186161) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended),

•	Registration Statement (Form S-8 No. 333-136902) pertaining to the INTRINSIC Semiconductor Corporation 2003 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-149547) pertaining to the LED Lighting Fixtures, Inc. 2006 Stock Plan,

•	Registration Statements (Form S-8 Nos. 333-156980, 333-179217 and 333-191972) pertaining to the Cree, Inc. 2005 Employee Stock Purchase Plan (as amended),

•	Registration Statement (Form S-8 No. 333-164516) pertaining to the Cree, Inc. Non-employee Director Stock Compensation and Deferral Program, and

•	Registration Statement (Form S-8 No. 333-191973) pertaining to the Cree, Inc. 2013 Long-Term Incentive Compensation Plan;

of our report dated August 27, 2013, with respect to the consolidated financial statements of Cree, Inc. as of June 30, 2013 and for each of the two years in the period then ended included in this Annual Report (Form 10-K) of Cree, Inc. for the year ended June 29, 2014.

/s/ Ernst & Young LLP

Raleigh, North Carolina
August 26, 2014